SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): September
24, 2003



				PocketSpec Technologies Inc.
                           ------------------
      (Exact name of registrant as specified in its charter)



   Colorado			0-28789	  	84-1461919
--------------    ---------------------  	----------------
(State or  other  jurisdiction  (Commission      (IRS Employer
of incorporation)        File Number)      Identification No.)




      3225 East 2nd Avenue, Denver CO    			80206
    ------------------------------------ 		   ---------
(Address of principal executive offices)           (Zip Code)





Registrant's telephone number, including area code: (303) 393-8060




















						FORM 8-K
					    CURRENT REPORT
				Pursuant to Section 13 or 15(d)
				of the Securities Act of 1934

Item 1.Changes in Control of Registrant.
Not Applicable

Item 2.Acquisition or Disposition of Assets.
Not Applicable

Item 3.Bankruptcy or Receivership.
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.
Not Applicable

Item 5. Other Events
The Registrant entered into an exclusive manufacturing agreement with Premier Manufacturing and Supply Chain
Services, Inc. This agreement gives Premier the exclusive right to manufacture all present and future products of PocketSpec Technologies Inc. from January 1, 2003 to December
31, 2005. A copy of the agreement is attached.

Item 6.Resignation of Registrant's Directors.
Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
10.17    Premier Manufacturing Agreement

Item 8. Change in Fiscal Year.
Not Applicable

Item 9. Regulation FD Disclosure.
September 24, 2003

DENVER, COLORADO - POCKETSPEC TECHNOLOGIES INC; PocketSpec Technologies Inc. enters into manufacturing agreement with Premier Manufacturing and Supply Chain Services, Inc. Philip
D. Robertson, the Chief Executive Officer of Premier Manufacturing and Supply Chain Services, Inc. joins the Board of PocketSpec Technologies Inc.

PocketSpec today announced that it has entered into an exclusive manufacturing agreement with Premier Manufacturing and Supply Chain Services, Inc. This agreement gives Premier the exclusive right to manufacture all present and future products of PocketSpec Technologies Inc. from January 1, 2003 to December 31, 2005.

Philip D. Robertson, the Chief Executive Officer of Premier Manufacturing and Supply Chain Services, has joined the Board of Directors. Premier Manufacturing and Supply Chain Services is a contract manufacturing company located in Longmont, Colorado. Premier had over $5.4M in sales in 2002, and anticipates sales of close to $8M for 2003. The company was featured in 2000 as the 2nd fastest growing privately held company in Northern Colorado by the Boulder County Business Review and the fourth fastest growing privately held company in 2001. Mr. Robertson's work experience spans 26 years and includes various Vice Presidency positions for companies like Maxtor, Flextronics, and Altatron Technology. Previous to those positions he was Managing Director at Conner
Peripherals, and has also held other Director and Manager level positions in Materials, Operations and Business Development at companies like Johnson and Johnson, Conner Peripherals, Spectra Physics, and Xanar. Mr. Robertson also spent several years working as an independent consultant in the areas of Operations Management and Material Supply Chain projects at Data General, US Robotics, 3COM, Asante, Sandisk and others. Mr. Robertson also has 3 design patents in his name while working at Xanar, a division of Johnson and Johnson. His educational background includes an M.B.A. from San Jose State University and an undergraduate degree in Business Management. Mr. Robertson said he was pleased to work with PocketSpec and went on to say, "The concept and technology has been proven, now the key to substantial growth is taking the product to market. I am pleased to be working with them as they emerge from their design and development mode into production and sales of their very innovative product." PocketSpec manufactures and sells low cost color measuring devices to industries such as plastics manufacturing, paint and coatings industry, graphics and printing industries.
Forward-Looking Statements. All statements contained in this press release that are not statements of historical fact constitute "Forward-Looking Statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from historical results or from any future results expressed or implied by such forward-looking statements. Readers are urged to consider statements that include the terms "believe," "belief," "expects," "plans," "anticipates," "intends" or the like to be uncertain and forward-looking. Forward-looking statements also include projections of financial performance, statements regarding management's plans and objectives and statements concerning any assumptions relating to the foregoing.








					   SIGNATURES

	Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 24, 2003 	PocketSpec Technologies Inc.


                       		By: /s/ Janet Brophy
                            	(President)


















Item 10.17

 Manufacturing Agreement

This Manufacturing Agreement, made by and between PocketSpec Technologies Inc., hereinafter ("PocketSpec") and Premier Manufacturing and Supply Chain Services ("Premier Mfg")

Whereas PocketSpec has need of contract manufacturing services to produce its various products and whereas Premier Manufacturing is in the business of providing turnkey manufacturing services, PocketSpec agrees to grant Premier Manufacturing exclusive Manufacturing rights to all its products for the period beginning January 1, 2003 to December 31, 2005.

Premier Manufacturing agrees to provide for PocketSpec the necessary manufacturing services to produce PocketSpec's products. This includes manufacturing, turnkey material support, testing and other related manufacturing support services. Premier Mfg also agrees to provide intellectual support and advise where it can, towards design for manufacturability on PocketSpec products.

PocketSpec agrees to provide Premier Mfg with the proper lead times and forecasts and purchase orders to provide product in a timely cost effective manner. Premier Mfg agrees to provide the capacity and internal resources required to carry out such activities. Premier Mfg agrees to work hand in hand with PocketSpec to provide the most cost effective products possible.

PocketSpec and Premier Mfg agree that from time to time, where mutually beneficial, each may reference the other in various press releases, advertisements and other related activities and represent each other in negotiations with customers and/or vendors. Each party agrees to obtain written approval and consent of content in such instances.

Agreed to this 19th day of September, 2003

___/s/______________________
Janet Brophy,
President of PocketSpec
__/s/_______________________
Cynthia Kettl,
Secretary/Treasurer of PocketSpec

__/s/_______________________
Philip D. Robertson
CEO of Premier Mfg